UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a‑12

Establishment Labs Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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ESTABLISHMENT LABS HOLDINGS INC.
SUPPLEMENT TO PROXY STATEMENT
FOR 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held at 1:00 p.m., Eastern Time, on Friday, May 23, 2025
This proxy statement supplement, dated May 7, 2025 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Establishment Labs Holdings Inc. (the “Company”), dated April 10, 2025 (the “Proxy Statement”), for the Company’s Annual Meeting of Shareholders to be held on May 23, 2025 (the “Annual Meeting”).
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.
Appointment of Fillipo “Peter” Caldini as Chief Executive Officer and Director
On May 6, 2025, following an extensive search process for the Company’s permanent Chief Executive Officer role, the Board of Directors of the Company (the “Board”) appointed the Company’s interim Chief Executive Officer Fillipo “Peter” Caldini to serve as Chief Executive Officer, effective May 7, 2025. The Board also appointed Mr. Caldini as a Class II director of the Company, effective May 24, 2025, with a term of office expiring at the Company’s 2026 Annual General Meeting of Shareholders, filling the vacancy created by the death of director Dennis Condon on January 29, 2025.
Biographical information for Mr. Caldini can be found under the caption “Executive Officers” in the Company’s Proxy Statement. The Company believes that Mr. Caldini is qualified to serve on the Board because of his deep understanding of our operations and the day-to-day management of our business through his executive leadership roles at the Company, including his role as our Chief Executive Officer.
As an employee of the Company, Mr. Caldini is not an independent director pursuant to the applicable Nasdaq Stock Market LLC listing standards. There has been no change to Mr. Caldini’s compensation as described in the Proxy Statement as a result of his appointment to Chief Executive Officer, and Mr. Caldini will not be eligible to receive compensation as a member of the Board as a result of his position as an employee of the Company.
Other than as set forth in the Proxy Statement, Mr. Caldini does not beneficially own any of the Company’s ordinary shares.
There are no arrangements or understandings between Mr. Caldini and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company and to serve as a member of the Board. Mr. Caldini has no family relationships with any of the Company’s directors or executive officers, and Mr. Caldini does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Voting Matters
As described above, Mr. Caldini will be appointed as a Class II director of the Board, effective May 24, 2025, with a term of office expiring at the Company’s 2026 Annual General Meeting of Shareholders. Accordingly, there is no change to Proposal 1, Election of Directors, included in the Proxy Statement as you are not being asked to vote on or ratify the appointment of Mr. Caldini at the Annual Meeting.
Please note that any proxy or voting instructions you have submitted for the Annual Meeting is still valid and will be used to vote your shares at the Annual Meeting. If you have already submitted your vote, you do not need to take any further action unless you intend to change or revoke your previous proxy or voting instructions. Information on how to vote your shares and how to change your vote or revoke your proxy or voting instructions is contained in the Proxy Statement. The Company urges shareholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.